EXHIBIT 31.1
CERTIFICATION

I, JEAN-PAUL OUELLETTE, certify that:

1	.	I have reviewed this quarterly report on Form 10-QSB of Vision Global Solutions, Inc;

2	.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3	.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4	.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in
Exchange Act Rules 13a-14 and 15d-14) for Vision Global Solutions, Inc. and have:

(i) Designed such disclosure controls and procedures to ensure that material information relating to Vision
Global Solutions, Inc. is made known to me by others within the Company, particularly during the period in which the periodic reports are being prepared;

(ii) Evaluated the effectiveness of Vision Global Solutions, Inc.’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (“Evaluation Date”); and

(iii) Presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date;

5	.	I have disclosed, based upon their most recent evaluation, to Vision Global Solutions, Inc.’s auditors and the audit committee of the Company’s Board of Directors:

(i) All significant deficiencies in the design or operation of internal controls which could adversely affect Vision
Global Solutions, Inc.’s ability to record, process, summarize and report financial data and have identified for
Vision Global Solutions, Inc.’s auditors any material weaknesses in internal control, and

(ii) Any fraud, whether or not material, that involves management or other employees who have a significant role in Vision Global Solutions, Inc.’s internal controls, and

6	.	I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ Jean-Paul Ouellette Jean-Paul Ouellette, Chief Executive Officer

Date: September 15, 2004